UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    September 22, 2004

Majesco Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

This Current Report on Form 8-K is being filed for the sole purpose of filing the items set forth as exhibits under Item 9.01 below.

Item 9.01    Financial Statements and Exhibits

(c) The following exhibits are furnished with this report:

Exhibit No.Description

10.1	License Agreement, dated June 30, 2000, by and between Activision Publishing, Inc. and Majesco Sales Inc.*

10.2	Amendment No. 1 to the License Agreement, dated June 28, 2001, by and between Activision Publishing, Inc. and Majesco Sales Inc.*

10.3	Amendment No. 2 to the License Agreement, dated December 20, 2001, by and between Activision Publishing, Inc. and Majesco Sales Inc.*

10.4	Amendment No. 3 to the License Agreement, dated September 22, 2002, by and between Activision Publishing, Inc. and Majesco Sales Inc.*

10.5	Software Distribution Agreement, dated April 8, 2002, by and between Konami of America, Inc. and Majesco Sales Inc.*

10.6	Amendment to the Software Distribution Agreement, dated April 25, 2002, by and between Konami of America, Inc. and Majesco Sales Inc.*

10.7	License Agreement, dated April 30, 2002, by and between Namco Hometek Inc. and Majesco Sales Inc.*

10.8	Amendment to the License Agreement, dated December 18, 2003, by and between Namco Hometek Inc. and Majesco Sales Inc.*

*	A Confidential Treatment Request for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by four asterisks (****).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco Holdings Inc. (Registrant)

Date: September 22, 2004	By: /s/ Carl J. Yankowski Carl J. Yankowski Chief Executive Officer